                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 1, 2002


                               OUTLOOK GROUP CORP.
                               -------------------
             (Exact name of registrant as specified in its charter)


        Wisconsin                    000-18815                39-1278569
----------------------------        -----------              ------------
(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)             File Number)          Identification No.)

                               1180 American Drive
                             Neenah, Wisconsin 54956
                             -----------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (920) 722-2333
                                 --------------

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

         Outlook Group Corp. has purchased substantially all of the assets of Paragon Direct, Inc. ("Paragon Direct"). In the transaction, Outlook Group also assumed certain ordinary course trade payables and specified contracts of Paragon Direct. The transaction was effective as of June 1, 2002.

         The acquired Paragon Direct operations customize direct marketing systems for business-to-business catalog companies, commercial printers and other businesses. Through a combination of direct marketing experience and computer technology, Paragon Direct helps companies maximize their marketing program through more accurate targeting and project execution. Paragon Direct services include list processing, database development, mail processing and sorting, personalized forms and letters and analytical services such as customer modeling and response analysis. Paragon Direct is now operating as a division of Outlook Group Corp.

         The transaction provided for a total purchase price of up to $1,410,000 (plus assumption of certain limited liabilities). Of that amount, $1.0 million was paid in cash at closing and $410,000 is payable in cash in the future subject to confirmation of certain current asset and accounts payable amounts, collection of accounts receivable and post-closing calculations, adjustments and offsets provided in the Asset Purchase Agreement. The Agreement also includes various other customary terms and conditions.

         The terms of the transactions were determined by arms' length negotiations among Outlook Group, Paragon Direct and Wells Fargo Bank (Paragon Direct's secured lender). Because the amount of the purchase price is less than the amount of Paragon Direct's secured debt, the purchase price (other than certain transaction expenses) was, and will be, paid directly to Wells Fargo. Prior to the transaction, there were no material relationships between Outlook Group on the one hand and Paragon Direct and Wells Fargo on the other.

         Outlook Group does not believe that the acquisition or the acquired operations of Paragon Direct are "significant" to it on a financial statement basis such that financial statements of the acquired business, or related pro forma financial information, would be required to be filed with this report.



Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

         Incorporated by reference from the Exhibit Index which is included as the last page of this report.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            OUTLOOK GROUP CORP.




Date: June 14, 2002                         By:   /s/ Paul M. Drewek
                                               ---------------------------------
                                                 Paul M. Drewek
                                                 Chief Financial Officer


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                               OUTLOOK GROUP CORP.
                                  EXHIBIT INDEX
                                       to
                             FORM 8-K CURRENT REPORT
                            dated as of June 1, 2002


     Exhibit                                                                               Filed
     Number                                      Description                             Herewith
     ------                                      -----------                             --------
       2.1          Asset Purchase Agreement dated as of June 1, 2002 between Outlook        X
                    Group Corp. and Paragon Direct, Inc.*

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    * Exhibits and schedules are omitted. That information will be furnished supplementally to the Commission upon request.